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                                                                    EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 13, 2000 and to all references to our Firm included in or made a part of this registration statement.

                                   /s/ Arthur Andersen LLP

Denver, Colorado,
 September 1, 2000.